WOOZYFLY.com

PET EXPRESS SUPPLY, INC.

July 18, 2008

Spiewak, Gottesman, Bomser & Company, P.A.
Certified Public Accountants & Consultants
8211 Broward Boulevard, Suite 440
Plantation, Florida 33324-2745

Re: Independent Contractor / Financial Services

Gentlepersons:

This letter sets forth our agreement relative to your providing the services of Todd R. Bomser, CPA, to Pet Express Supply, Inc. and its consolidated subsidiaries (the "Company").

The Company hereby engages you as an independent contractor for the Term set forth on Exhibit A attached hereto and made a part hereof, to provide the Services set forth on Exhibit A, and you hereby accept such engagement.

As full compensation for your Services, the Company shall pay you the amount set forth on Exhibit A, in accordance with the payment terms set forth on Exhibit A. The Company shall reimburse you for all expenses reasonably incurred by you in connection with the performance of your Services hereunder and the business of the Company, including reasonable travel expenses incurred in connection with travel at the request of the Company, upon submission of appropriate vouchers and receipts and approval thereof in accordance with Company policy.

You acknowledge that you are providing services hereunder as an independent contractor, and that nothing in this Agreement shall be deemed to constitute you and the Company as joint venturers, partners or participants in an unincorporated business or other separate entity, nor in any manner to create any employer-employee relationship between the Company on the one hand, and you on the other hand.

While providing services for the Company, you may become privy to confidential information, including a significant number of trade secrets and other confidential information regarding the Company. "Confidential Information" shall mean all information or material proprietary to the Company or designated by the Company as proprietary or confidential, which you may obtain knowledge about or access to through or as a result of your relationship with the Company (including without limitation all information conceived, originated, discovered or developed in whole or in part by you). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to practice or to writing in preliminary, intermediate or final form): financial condition, operations, assets and liabilities, business plans, research, development plans, processes, procedures, intellectual

property, trade secrets, market research, marketing techniques and plans, business strategies, customer names and other information related to customers, price lists, pricing policies and other financial information. Notwithstanding the foregoing, your confidentiality obligations do not extend to information which (i) is or becomes generally known to companies engaged in the same or similar businesses as the parties hereto on a nonconfidential basis, through no wrongful act of yours; (ii) is lawfully obtained by you from a third party without any obligation to maintain the information proprietary or confidential; (iii) is known by you prior to disclosure hereunder without any obligation to keep it confidential; or (iv) is compelled by law (e.g. by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to be disclosed.

Both during and after your contractual relationship with the Company hereunder, you agree not to use Confidential Information for any purpose other than in conjunction with your work hereunder. You agree to protect the Confidential Information from disclosure to anyone, including a subsequent client for your consulting services or employer, other than the Company's employees and approved contractors and representatives, if any, who have a business related need to have access to such Confidential Information in conjunction with the purposes of this Agreement, or except as may otherwise be required or approved for your disclosure in connection with the business and affairs of the Company and its affiliates.

Your Services shall be provided as "work made for hire" under the U.S. Copyright Act and all other copyright laws throughout the world. Company shall be the exclusive owner of the results and proceeds of your Services hereunder (your "Work Product") (including, without limitation, all notes and drafts and other preliminary work product related thereto), and all rights with respect thereto throughout the world in perpetuity. The Work Product, from the inception of the creation thereof, and all duplicates and derivatives thereof, and each reproduction derived therefrom, and all rights, title and interest therein of any kind or nature (including, without limitation, worldwide copyrights therein and all renewals and extensions thereof) shall be Company's property as "works made for hire", free from any claims by you, or any person or entity deriving rights or interests from you. If any of your Work Product is determined not to be "work made for hire", it shall be deemed and is hereby assigned to Company (or Company's designee) by this agreement in perpetuity and throughout the world.

You warrant and represent that you have the right and power to enter into this agreement and grant the rights set forth herein and that no consent or authorization from any third party is required in connection therewith.

You agree to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the provision of services under this Agreement. You agree to hold the Company harmless and defend and indemnify the Company against any and all loss, costs, liability, expense, damage or claims of any kind, including without limitation the Company's reasonable attorney's fees, that the Company sustains or incurs in connection with any claim or suit by any third party alleging that reports and statements prepared by you and provided to the Company hereunder fail to comply with applicable federal, state, county or local laws, ordinances, regulations and codes; provided you are given notice and reasonable assistance in defending the claim or action.

The Company agrees to hold you harmless and defend and indemnify you against any and all loss, costs, liability, expense, damage or claims of any kind, including without limitation your reasonable attorney's fees, that you sustain or incur in connection with any claim or suit by any third party alleging that your services provided hereunder fail to comply with applicable federal, state, county or local laws, ordinances, regulations and codes, if you can show that you reasonably relied on materials, representations and certificates provided to you by the Company in connection with such services; provided the Company is given notice and reasonable assistance in defending the claim or action.

Neither this Agreement nor the right to receive any payments hereunder may be assigned by either party; provided that the Company may assign this agreement to any entity controlling, controlled by or under common control with the Company, or any entity that purchases all or substantially all of the equity or assets of the Company.

If you believe this letter accurately sets forth our agreement, please indicate so by signing below and returning the original to me.

Sincerely,

PET EXPRESS SUPPLY, INC.

By:______________________________

Jonathan Bomser

Agreed to and accepted by:

SPIEWAK, GOTTESMAN, BOMSER & COMPANY, P.A.

By: [signature]

Partner

EXHIBIT A

This Exhibit A to the Independent Contractor Agreement dated July 18, 2008 by and between Pet Express Supply, Inc. and Spiewack, Gottesman, Bomser & Company, P.A.

Services: Spiewack, Gottesman, Bomser & Company, P.A. will assist the Chief Financial Officer to:

- Establish, implement and monitor financial, accounting and related information systems.
- Advise the President & Chief Executive Officer of the Corporation, the Finance Committee and the Board of Directors with respect to financial conditions and trends of the organization.
- Oversee the development of the Corporation's annual budget and monitor performance against budget.
- Direct preparations for the annual audit by creating the necessary support schedules that verify information in the general ledger.
- Oversee the preparation and review of monthly/quarterly financial statements.
- Work with counsel with respect to filing appropriate documents with the SEC.
- Any other tasks required by management or the Board.

Spiewack, Gottesman, Bomser & Company, P.A. will also:

- Maintain all aspects of the general ledger.
- Produce monthly financial statement in accordance with GAAP.
- Pay all approved invoices.
- Apply all cash receipts
- Maintain Corporation.
- Oversee payroll.

Fees: The fee for services shall be $6,000 per month.